AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

ARTICLES OF AMENDMENT

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation (“Articles of Incorporation”), the Board of Directors of the Corporation has:

(i)	duly established a G Class of shares for the series of shares titled Small Cap Value Fund;

(ii)	duly eliminated the T Class shares for the series of shares titled AC Alternatives Income Fund, Equity Income Fund, and Value Fund;

(iii)	duly approved increasing the number of shares of capital stock that the Corporation has the authority to issue to Twenty-Three Billion Five Hundred Million (23,500,000,000); and

(iv)
increased in some cases and decreased in some cases the number of shares of capital stock of certain series and classes that the Corporation has authority to issue in accordance with Section 2-105(c) of the Maryland General Corporation Law (the “Reallocation”).

THIRD: Immediately prior to the Reallocation the Corporation had the authority to issue Twenty-One Billion Five Hundred Million (21,500,000,000) shares of capital stock. Following the Reallocation, the Corporation has the authority to issue Twenty-Three Billion Five Hundred Million (23,500,000,000) shares of capital stock.

FOURTH: The par value of shares of the Corporation's capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

FIFTH: Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was Two Hundred Fifteen Million Dollars ($215,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is Two Hundred Thirty-Five Million Dollars ($235,000,000).

SIXTH: Immediately prior to the Reallocation, the number of shares allocated among the duly established classes of shares (each hereinafter referred to as a “Class”) of the twelve (12) series of stock and the aggregate par value of each Class was as follows:

Series Name	Class Name	Number of Shares Allocated	Aggregate Par Value
Equity Income Fund	Investor	5,100,000,000	51,000,000
	I	2,200,000,000	22,000,000
	A	725,000,000	7,250,000
	C	500,000,000	5,000,000
	R	85,000,000	850,000
	R6	600,000,000	6,000,000
	R5	30,000,000	300,000
	T	40,000,000	400,000
	Y	200,000,000	2,000,000

Value Fund	Investor	1,600,000,000	16,000,000
	I	380,000,000	3,800,000
	A	90,000,000	900,000
	C	30,000,000	300,000
	R	140,000,000	1,400,000
	R6	225,000,000	2,250,000
	R5	30,000,000	300,000
	T	40,000,000	400,000
	Y	250,000,000	2,500,000

Real Estate Fund	Investor	170,000,000	1,700,000
	I	50,000,000	500,000
	A	40,000,000	400,000
	C	10,000,000	100,000
	R	10,000,000	100,000
	R6	50,000,000	500,000
	R5	30,000,000	300,000
	Y	70,000,000	700,000

Small Cap Value Fund	Investor	560,000,000	5,600,000
	I	380,000,000	3,800,000
	A	95,000,000	950,000
	C	10,000,000	100,000
	R	10,000,000	100,000
	R6	250,000,000	2,500,000
	R5	30,000,000	300,000
	Y	70,000,000	700,000

Mid Cap Value Fund	Investor	1,600,000,000	16,000,000
	I	800,000,000	8,000,000
	A	225,000,000	2,250,000
	C	60,000,000	600,000
	R	60,000,000	600,000
	R6	700,000,000	7,000,000
	R5	30,000,000	300,000
	Y	70,000,000	700,000

Series Name	Class Name	Number of Shares Allocated	Aggregate Par Value
Large Company Value Fund	Investor	500,000,000	5,000,000
	I	45,000,000	450,000
	A	45,000,000	450,000
	C	15,000,000	150,000
	R	10,000,000	100,000
	R6	95,000,000	950,000
	R5	30,000,000	300,000

NT Large Company Value Fund	G	1,200,000,000	12,000,000

NT Mid Cap Value Fund	G	550,000,000	5,500,000

Global Real Estate Fund	Investor	50,000,000	500,000
	I	20,000,000	200,000
	A	15,000,000	150,000
	C	10,000,000	100,000
	R	10,000,000	100,000
	R6	20,000,000	200,000
	R5	30,000,000	300,000
	Y	70,000,000	700,000

AC Alternatives Market Neutral Value Fund	Investor	170,000,000	1,700,000
	I	220,000,000	2,200,000
	A	25,000,000	250,000
	C	25,000,000	250,000
	R	10,000,000	100,000

NT Global Real Estate Fund	Investor	90,000,000	900,000
	G	230,000,000	2,300,000

AC Alternatives Income Fund	Investor	90,000,000	900,000
	I	90,000,000	900,000
	A	25,000,000	250,000
	C	25,000,000	250,000
	R	10,000,000	100,000
	R6	20,000,000	200,000
	T	40,000,000	400,000
	Y	70,000,000	700,000

SEVENTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has (a) approved the amendments stated in Article SECOND above and (b) has allocated Twenty-Three Billion Five Hundred Million (23,500,000,000) shares of the Twenty-Three Billion Five Hundred Million (23,500,000,000) shares of authorized capital stock of the Corporation among the twelve (12) series of stock of the Corporation and the various Classes of each as follows:

Series Name	Class Name	Number of Shares Allocated	Aggregate Par Value
Equity Income Fund	Investor	6,000,000,000	60,000,000
	I	2,500,000,000	25,000,000
	A	740,000,000	7,400,000
	C	500,000,000	5,000,000
	R	80,000,000	800,000
	R6	660,000,000	6,600,000
	R5	20,000,000	200,000
	Y	200,000,000	2,000,000

Value Fund	Investor	1,800,000,000	18,000,000
	I	370,000,000	3,700,000
	A	85,000,000	850,000
	C	30,000,000	300,000
	R	170,000,000	1,700,000
	R6	215,000,000	2,150,000
	R5	20,000,000	200,000
	Y	285,000,000	2,850,000

Real Estate Fund	Investor	160,000,000	1,600,000
	I	50,000,000	500,000
	A	40,000,000	400,000
	C	20,000,000	200,000
	R	20,000,000	200,000
	R6	60,000,000	600,000
	R5	20,000,000	200,000
	Y	30,000,000	300,000

Small Cap Value Fund	Investor	640,000,000	6,400,000
	I	380,000,000	3,800,000
	A	90,000,000	900,000
	C	20,000,000	200,000
	G	50,000,000	500,000
	R	20,000,000	200,000
	R6	350,000,000	3,500,000
	R5	20,000,000	200,000
	Y	30,000,000	300,000

Series Name	Class Name	Number of Shares Allocated	Aggregate Par Value
Mid Cap Value Fund	Investor	1,800,000,000	18,000,000
	I	790,000,000	7,900,000
	A	190,000,000	1,900,000
	C	60,000,000	600,000
	R	60,000,000	600,000
	R6	950,000,000	9,500,000
	R5	30,000,000	300,000
	Y	40,000,000	400,000

Large Company Value Fund	Investor	520,000,000	5,200,000
	I	45,000,000	450,000
	A	45,000,000	450,000
	C	20,000,000	200,000
	R	20,000,000	200,000
	R6	120,000,000	1,200,000
	R5	20,000,000	200,000

NT Large Company Value Fund	G	1,200,000,000	12,000,000

NT Mid Cap Value Fund	G	620,000,000	6,200,000

Global Real Estate Fund	Investor	50,000,000	500,000
	I	40,000,000	400,000
	A	20,000,000	200,000
	C	20,000,000	200,000
	R	20,000,000	200,000
	R6	25,000,000	250,000
	R5	20,000,000	200,000
	Y	30,000,000	300,000

AC Alternatives Market Neutral Value Fund	Investor	140,000,000	1,400,000
	I	190,000,000	1,900,000
	A	30,000,000	300,000
	C	30,000,000	300,000
	R	20,000,000	200,000

NT Global Real Estate Fund	Investor	90,000,000	900,000
	G	210,000,000	2,100,000

AC Alternatives Income Fund	Investor	120,000,000	1,200,000
	I	110,000,000	1,100,000
	A	30,000,000	300,000
	C	30,000,000	300,000
	R	20,000,000	200,000
	R6	20,000,000	200,000
	Y	30,000,000	300,000

EIGHTH: Except as otherwise provided by the express provisions of these Articles of Amendment, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any series or class or any unissued shares that have not been allocated to a series or class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation.

NINTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation and is not changed by these Articles of Amendment, except with respect to the creation and/or designation of the various series.

TENTH: The Board of Directors of the Corporation duly adopted resolutions dividing into series and classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles of Amendment.

ELEVENTH:     The amendments to the Articles of Incorporation as set forth above were approved by at least a majority of the entire Board of Directors of the Corporation and were limited to changes expressly authorized by Section 2-105(c)(12) or Section 2-605 of the Maryland General Corporation Law without action by the stockholders.

TWELFTH: These Articles of Amendment shall become effective at 12:01 a.m. on April 1, 2019.

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IN WITNESS WHEREOF, AMERICAN CENTURY     CAPITAL PORTFOLIOS, INC. has caused these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 7th day of March, 2019.

ATTEST:		AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

/s/ Otis H. Cowan		/s/ Charles A. Etherington
Name:	Otis H. Cowan	Name:	Charles A. Etherington
Title	Assistant Secretary	Title:	Senior Vice President

THE UNDERSIGNED SENIOR VICE PRESIDENT OF AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, as to all matters or facts required to be verified under oath, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, those matters and facts, are true in all material respects under the penalties of perjury.

Dated: March 7, 2019	/s/ Charles A. Etherington
Charles A. Etherington, Senior Vice President